UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 22, 2014

JACKSONVILLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

000-30248	59-3472981
(Commission File Number)	(I.R.S. Employer Identification No.)
100 North Laura Street, Suite 1000, Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

904-421-3040
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 22, 2014, Jacksonville Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders for the purpose of voting on the following proposals:

(1)	To elect two of the Company’s directors for a two-year term;
(2)	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2014; and
(3)	To approve, on a non-binding advisory basis, the Company’s executive compensation.

The following is a summary of the final voting results for each proposal presented to the Company’s shareholders:
The Company’s shareholders elected John A. Delaney and Kendall L. Spencer as directors to serve a two-year term by the following votes:

Director	For	Against	Broker Non-Votes
John A. Delaney	1,738,296	310,855	729,806
Kendall L. Spencer	2,048,100	383	729,806

The Company’s shareholders ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2014 by the following votes:

For	Against	Abstain	Broker Non-Votes
2,772,453	5,782	928	0

The Company’s shareholders approved executive compensation, on a non-binding advisory basis, by the following votes:

For	Against	Abstain	Broker Non-Votes
2,045,476	2,848	1,033	729,860

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

By:	/s/ Valerie A. Kendall
Valerie A. Kendall
Executive Vice President and
Chief Financial Officer

Date:     April 25, 2014